For the fiscal year ended September 30, 2001
File number 811-3084
Prudential Small Company Fund, Inc.




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Small Company Fund, Inc. was held on
January 17 and February 1, 2001, respectively.  At such meetings, the shareholders of the
Fund approved the following proposals.

01.	Votes on Directors	                Votes For		    Withheld

	Saul K. Fenster	                21,516,328		    473,016
Delayne Dedrick Gold	    21,529,837		    459,507
Robert F. Gunia	                21,527,302		    462,042
	Douglas H. McDorkindale	    21,542,222		    447,122
W. Scott McDonald                    21,529,543		    459,801
Thomas T. Mooney		     21,534,889		    454,455
	Stephen P. Munn		     21,543,818		    445,526
            David R. Odenath		     21,522,426		    466,918
Richard A. Redeker		     21,528,555		    460,789
	Judy A. Rice			     21,533,239		    456,105
Robin B. Smith 		     21,537,247		    452,097
Louis A. Weil III 		     21,533,221		    456,123
Clay T. Whitehead		     21,534,133		    455,211


02.	Approve a New Subadvisory Agreement between Prudential Investments Fund
            Management LLC (PIFM) and Jennison Associates LLC.

Votes For 		Votes Against 		Abstentions

		22,389,136		424,350		453,058

03.	To permit PIFM to enter into or make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against 		Abstentions

		15,512,450		1,221,847		555,397

04.	An amendment to the management agreement to permit PIFM to allocate assets among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against 		Abstentions

		15,852,397		853,000		584,297

5A.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against 		Abstentions

		16,175,413		605,399		508,882

5B.	To approve certain changes to the Fund's fundamenta
l investment restrictions
or policies:  Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against 		Abstentions

		15,825,742		874,582		589,370

5C.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against 		Abstentions

		15,943,160		788,861		557,673

5D.	To approve certain changes to the Fund's fundamental
 investment restrictions
or policies:  Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against 		Abstentions

		15,804,079		928,829		556,786

5E.	To approve certain changes to the Fund's fundamenta
l investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against 		Abstentions

	16,051,539		650,560		587,595




5F.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies:  Engaging in underwriting.

	Votes For 		Votes Against 		Abstentions

		15,932,630		765,806		591,258

5G.	To approve certain changes to the Fund's fundamental
 investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against 		Abstentions

		15,837,839		906,189		545,666

5H.	To approve certain changes to the Fund's fundamental
investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against 		Abstentions

		15,915,701		753,234		620,759

07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Fund's current fiscal year.

		Votes For 		Votes Against 		Abstentions

		21,299,807		231,320		458,218








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